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                                                                  Exhibit (h)(2)

                         EATON VANCE MUTUAL FUNDS TRUST

                        ADMINISTRATIVE SERVICES AGREEMENT

     AGREEMENT made this 16th day of August, 1999, between Eaton Vance Mutual Funds Trust, a Massachusetts business trust (the "Trust") on behalf of each of its series listed on Schedule A (the "Funds") and Eaton Vance Management, a Massachusetts business Trust, (the "Administrator").

     IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to each Fund:

     1. DUTIES OF THE ADMINISTRATOR. The Trust hereby employs the Administrator to act as administrator of the Fund and to administer its affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

     The Administrator hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of the Administrator's organization in the administration of the Fund and to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Administrator's organization and all personnel of the Administrator performing services relating to administrative activities. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund's assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust or the Fund.

     2. ALLOCATION OF CHARGES AND EXPENSES. The Administrator shall pay the entire salaries and fees of all of the Trust's Trustees and officers who devote part or all of their time to the affairs of the Administrator, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 2. Except as provided in the foregoing sentence, the Administrator shall not pay any expenses relating to the Trust or the Fund including, without implied limitation, (i) expenses of maintaining the Fund and continuing its existence, (ii) registration of the Trust under the Investment Company Act of 1940, (iii) commissions, fees and other expenses connected with the acquisition, disposition and valuation of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale, repurchase and redemption of shares, (viii) expenses of registering and qualifying the Trust, the Fund and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund and of the Fund's principal underwriter, if any, as
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broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books and accounts and determination of net asset values), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund, (xv) expenses for servicing shareholder accounts, (xvi) any direct
charges  to  shareholders   approved  by  the  Trustees  of  the  Trust,  (xvii)
compensation and expenses of Trustees of the Trust who are not members of the Administrator's organization, and (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

     3. COMPENSATION OF ADMINISTRATOR. The Administrator shall receive compensation from the Trust on behalf of the Fund in respect of the services to be rendered and the facilities to be provided by the Administrator under this Agreement in an amount equal to that set forth in the Schedule(s) attached hereto.

     4. OTHER INTERESTS. It is understood that Trustees and officers of the Trust and shareholders of the Fund are or may be or become interested in the Administrator as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Administrator may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Eaton Vance" or any combination thereof as part of their name, and that the Administrator or its subsidiaries or affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

     5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The services of the Administrator to the Trust and the Fund are not to be deemed to be exclusive, the Administrator being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

     6. SUB-ADMINISTRATORS. The Administrator may employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Trustees of the Trust, all as permitted by the Investment Company Act of 1940.

     7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including February 28, 2001 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 28, 2001 is specifically approved at least annually (i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust.

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     Either  party  hereto may,  at any time on sixty (60) days'  prior  written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustee of the Administrator, as the case may be, and the Trust may, at any time upon such written notice to the Administrator, terminate this Agreement by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

     8. AMENDMENTS OF THE AGREEMENT. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust, and (ii) by vote of the Board of Trustees of the Trust. Additional series of the Trust, however, will become a Fund hereunder upon approval by the Trustees of the Trust and amendment of Schedule A.

     9. LIMITATION OF LIABILITY. The Fund shall not be responsible for the obligations of any other series of the Trust. Each party expressly acknowledges the provision in the other party's Declaration of Trust limiting the personal liability of trustees, officers and shareholders, and each party hereby agrees that it shall only have recourse to the assets of the other party for payment of claims or obligations arising out of this Agreement.

     10. USE OF THE NAME "EATON VANCE". The Administrator hereby consents to the use by the Fund of the name "Eaton Vance" as part of the Fund's name; provided, however, that such consent shall be conditioned upon the employment of the Administrator or one of its affiliates as the administrator of the Fund. The name "Eaton Vance" or any variation thereof may be used from time to time in other connections and for other purposes by the Administrator and its affiliates and other investment companies that have obtained consent to the use of the name "Eaton Vance." The Administrator shall have the right to require the Fund to cease using the name "Eaton Vance" as part of the Fund's name if the Fund ceases, for any reason, to employ the Administrator or one of its affiliates as the Fund's administrator. Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of the Administrator, shall be the property of the Administrator and shall be subject to the same terms and conditions.

     11. CERTAIN DEFINITIONS. The term "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

EATON VANCE MUTUAL FUNDS TRUST              EATON VANCE MANAGEMENT


By /s/ James B. Hawkes                      By /s/ Alan R. Dynner
   ----------------------------                ---------------------------
    James B. Hawkes                            Alan R. Dynner
    President                                  Vice President


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                                   SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST
                         ------------------------------

                        ADMINISTRATIVE SERVICES AGREEMENT

                           EFFECTIVE: AUGUST 16, 1999


                       Eaton Vance Tax-Managed Value Fund


                  Fee: 0.15% of average daily net assets per annum, computed and paid monthly